UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2009

Principle Security International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-145730	98-0538119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit B – 2015 Burrard Street
Vancouver, British Columbia, Canada    V6J3H4
(Address of principal executive offices)   (zip code)

                                  (778) 233-3562
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective August 27, 2009, Stan Chapman was appointed to the Board of Directors of Principle Security International, Inc. (the “Company”).  Effective September 3, 2009, Mr. Chapman was appointed as Secretary of the Company.  There are no understandings or arrangements between Mr. Chapman and any other person pursuant to which Mr. Chapman was selected as an officer or director.  Mr. Chapman does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer or director.

Mr. Chapman is the Chairman and founder of Chapman’s Consulting and Rosho Corporation, which provide consulting services to start-up companies.  He also serves as Chief Financial Officer of Strategic Capitalization Group, a consulting firm which assists companies in reverse merger transactions.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principle Security International, Inc.

Dated: September 8, 2009                                                                    By: /s/ Charles Payne
Charles Payne
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary/Treasurer, and member of the Board of Directors.